Exhibit 32.1A

Certification pursuant to 18 U.S.C. Section 1350

In connection with the Quarterly Report of Alliance HealthCare Services, Inc. (the “Company”) filed on Form 10-Q for the three months ended March 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, that:

(i) the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 5, 2016	/s/ RHONDA LONGMORE-GRUND
Rhonda Longmore-Grund
Executive Vice President and Chief Financial Officer (Principal Financial Officer)